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                                                                    EXHIBIT 23.3


                         Consent of Darby & Darby P.C.
                         -----------------------------

We consent to the reference to our firm under the captions "Risk Factors--We Depend Upon Intellectual Property Rights and Risk Having Such Rights Infringed" and "Business--Intellectual Property and Proprietary Rights" in the Registration Statement (Form S-1, No. 333-72685) and the related Prospectus of musicmaker.com, Inc. (formerly the Music Connection Corporation), dated February 19, 1999 and as amended April 12, 1999.


                                                /s/ Darby & Darby P.C.


New York, New York
April 9, 1999